Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--61, Defined Asset Funds (California, Michigan, New Jersey and New York Trusts):

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-53165 of our opinion dated June 9, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 16, 1997